UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2021

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 East Broad Street Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

(614) 464-5000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common shares, without par value	STFC	The NASDAQ Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS.

As previously disclosed, on July 12, 2021, State Auto Financial Corporation (the “Company”) and State Automobile Mutual Insurance Company, an Ohio mutual insurance company and the owner of approximately 58.8% of the Company’s issued and outstanding common stock as of the date thereof (“SAM” or “State Auto Mutual”), entered into an Agreement and Plan of Merger and Combination (the “Merger Agreement”) with Liberty Mutual Holding Company Inc., a Massachusetts mutual holding company (“LMHC”), Pymatuning, Inc., an Ohio corporation and wholly-owned indirect subsidiary of LMHC (“Merger Sub I”), and Andover, Inc., an Ohio corporation and wholly-owned direct subsidiary of LMHC (“Merger Sub II”). The Merger Agreement provides for (i) the reorganization of State Auto Mutual pursuant to the terms of a Plan of Reorganization, dated as of August 3, 2021 (the “Plan”), effectuated through a merger of Merger Sub II with and into State Auto Mutual with State Auto Mutual surviving such merger as an Ohio domiciled reorganized stock insurance subsidiary of LMHC (State Auto Mutual, as so reorganized, the “Reorganized Company”), with the articles of incorporation and code of regulations of the Reorganized Company being amended in the forms of the Amended Articles of Incorporation and Amended and Restated Code of Regulations attached as exhibits to the Plan (such amended and restated organizational documents, the “Amended Organizational Documents”, and the foregoing transactions, collectively, the “Reorganization”) and (ii) the merger of Merger Sub I with and into the Company, with the Company surviving such merger as a wholly-owned indirect subsidiary of LMHC (the “STFC Merger” and, together with the Reorganization, the “Transactions”).

In addition, as previously disclosed, at a special meeting of shareholders of the Company held on September 29, 2021, at which a quorum was present, the Company’s shareholders voted to approve a proposal to adopt the Merger Agreement.

On November 22, 2021, at a special meeting of the members of State Auto Mutual, at which a quorum was present, the members of State Auto Mutual voted to approve the Plan and the Amended Organizational Documents, and to adopt the Merger Agreement, with approximately 88% of votes cast by State Auto members in person (virtually) or by proxy at such meeting in favor of such proposal.

The closing of the Transactions remains subject to the receipt of required regulatory approvals, and satisfaction of other customary closing conditions. The Transactions are expected to close in 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

November 22, 2021	/s/ Melissa A. Centers
Senior Vice President, Secretary and General Counsel